    Exhibit 10.16
OAKSTONE VENTURES, INC.
1680 Capital One Drive
McLean, Virginia 22102

March 21, 2025

Inspirato Incorporated
Attn: LEGAL
1544 Wazee St.
Denver, CO 80202

Re:    Forbearance and Amendment Agreement (this “Forbearance and Amendment     Agreement”)

Ladies and Gentlemen:

    Reference is hereby made to (i) that certain Investment Agreement, dated as of August 7, 2023 (as amended, modified or supplemented in accordance with its terms, the “Investment Agreement”), by and between Oakstone Ventures, Inc., a Delaware corporation (“Oakstone”), Inspirato Incorporated, a Delaware corporation (the “Company”) and the guarantor subsidiaries of the Company set forth therein, and (ii) that certain 8% Senior Secured Convertible Note due 2028, effective as of September 29, 2023 (as amended, modified or supplemented in accordance with its terms, the “Note”), issued by the Company for the benefit of Oakstone. Capitalized terms used but not defined in this Forbearance and Amendment Agreement shall have the meanings ascribed to them in the Investment Agreement or the Note, as applicable.

    This Forbearance and Amendment Agreement shall be effective as of the first date written above (the “Effective Date”).

    Background

    Oakstone and the Company desire to enter into this Forbearance and Amendment Agreement (i) to provide the Company with temporary relief with respect to certain redemption rights that Oakstone has under the Note and (ii) as consideration for such relief, for the Company and Oakstone to agree to certain amendments and modifications to the Investment Agreement.

    Therefore, in consideration of the mutual covenants and promises in this Forbearance and Amendment Agreement, the Investment Agreement and the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Oakstone and the Company hereby agree as follows with respect to the Note and the Investment Agreement:

1.    Forbearance.

    Notwithstanding anything to the contrary in the Note, Oakstone irrevocably agrees that it shall not exercise its right pursuant to Section 6.1(a) of the Note, either during the Forbearance Period or after, to require the Company to repurchase all or any part of the Note upon a Specified Termination that occurs due to a Forebearance Period Liquidity Failure.

    The “Forbearance Period” means the period starting on the Effective Date and ending on the twelve (12) month anniversary of the Effective Date.

    “Forebearance Period Liquidity Failure” means Inspirato LLC failing to meet the Minimum Liquidity Threshold (as defined in the Commercial Agreement) during the Forebearance Period.

2.    Investment Agreement Amendment.

    In accordance with Section 6.03 of the Investment Agreement, effective as of the Effective Date, Section 4.13 of the Investment Agreement shall be amended and restated in its entirety as follows:

“Section 4.13      Cooperation. Upon the request of Purchaser or any of its Affiliates, the Company shall use its reasonable best efforts to cooperate in any sales process conducted by the Purchaser or its Affiliates in connection with the proposed transfer of all or a portion of the Note or Subject Securities to one or more proposed transferees, including, without limitation, (i) by facilitiating a due diligence investigation of the Company conducted by such proposed transferees and their respective Representatives that is customary for transactions of a similar type (such as the diligence investigation conducted by Purchaser prior to the issuance of the Note) and that includes promptly making available documents, information and work papers of the Company, including the Company’s current budget forecast, as well as promptly providing access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other Representatives of the Company and its Subsidiaries in each case as may be requested in connection with such transaction and (ii) permitting Purchaser and its Affiliates to disclose Confidential Information that it determines in good faith is customary to disclose for transactions of a similar type to the proposed transferees and their respective Representatives for use in connection with their due diligence investigation of the Company (subject in the case of clauses (i) and (ii) to such proposed transferees entering into customary confidentiality agreements in a form reasonably acceptable to the Company); provided, however, that the Company shall not be required to provide any information under this Section 4.13 to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of applicable law.”
* * *

    Other than as expressly modified pursuant to this Forbearance and Amendment Agreement, all of the terms, conditions and other provisions of the Note and the Investment Agreement shall continue to be in full force and effect in accordance with their respective terms. Sections 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.11 and 6.12 of the Investment Agreement shall apply mutatis mutandis to this Forbearance and Amendment Agreement.

[SIGNATURE PAGES FOLLOW]

    Please acknowledge your agreement with the foregoing by executing this Forbearance and Amendment Agreement in the space provided below.

                        Sincerely,

                        OAKSTONE VENTURES, INC.

                        By:___________________________________
                        Name:
                        Title:

Acknowledged and agreed as of the Effective Date:

INSPIRATO INCORPORATED

By: ___________________________
Name:
Title: